Annex A
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                          AGREEMENT AND PLAN OF MERGER

                                     Between

                            MEDE AMERICA CORPORATION

                                       and

                           GENCC HOLDINGS CORPORATION

                            Dated as of May 17, 1995






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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   THE MERGER

SECTION 1.01      The Merger................................................  2
SECTION 1.02      Effect of the Merger......................................  2
SECTION 1.03      Consummation of the Merger................................  3
SECTION 1.04      Charter; By-Laws; Directors and
                  Officers..................................................  3
SECTION 1.05      Further Assurances........................................  3


                                   ARTICLE II

                            CONVERSION OF SECURITIES

SECTION 2.01      Conversion of Securities of
                  the Company...............................................  4
SECTION 2.02      Stock Options, Warrants, Etc..............................  4
SECTION 2.03      Conversion of Securities of
                  GENCC.....................................................  5
SECTION 2.04      Election Procedures.......................................  5
SECTION 2.05      Fractional Interests......................................  6
SECTION 2.06      Dissenting Shares.........................................  6
SECTION 2.07      Surrender and Exchange of Shares..........................  7
SECTION 2.08      Dissenting Shares After
                  Payment of Fair Value.....................................  7
SECTION 2.09      Closing of Stock Transfer Books...........................  7


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01      Representations and Warranties of
                  the Company and GENCC ....................................  7






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                                   ARTICLE IV

                                    COVENANTS

SECTION 4.01      Certain Covenants......................................... 13
SECTION 4.02      Proxy Statement/Offering Memorandum....................... 13
SECTION 4.03      Other Agreements.......................................... 13
SECTION 4.04      Notification of Certain Matters........................... 14
SECTION 4.05      Consents.................................................. 14


                                    ARTICLE V

                       CONDITIONS PRECEDENT TO THE MERGER

SECTION 5.01      Conditions Precedent to the Merger
                  Relating to the Company .................................. 14
SECTION 5.02      Conditions Precedent to the Merger
                  Relating to GENCC..........................................16

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

SECTION 6.01      Termination and Abandonment............................... 18
SECTION 6.02      Effect of Termination..................................... 18


                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01      Expenses, Etc............................................. 19
SECTION 7.02      Publicity................................................. 19
SECTION 7.03      Execution in Counterparts................................. 19
SECTION 7.04      Notices................................................... 19
SECTION 7.05      Waivers................................................... 20
SECTION 7.06      Amendments, Supplements, Etc. .............................20
SECTION 7.07      Entire Agreement.......................................... 21
SECTION 7.08      Applicable Law............................................ 21
SECTION 7.09      Binding Effect, Benefits.................................. 21
SECTION 7.10      Assignability............................................. 21








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                         INDEX TO SCHEDULES AND EXHIBITS

Schedule                          Description
--------                          -----------

   I                              Stockholders of the Constituent
                                  Corporations

   3.01(b)                        Subsidiaries

   5.01(e)                        Consents to be Obtained by GENCC

   5.02(e)                        Consents to be Obtained by the
                                  Company

   Exhibit           ss. Ref.           Description
   -------           --------           -----------

   A                 3.01(c)(i)         Form of Certificate of Merger






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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of May 17, 1995, between MEDE AMERICA CORPORATION, a Delaware corporation (the "Company"), and GENCC HOLDINGS CORPORATION, a Delaware corporation ("GENCC"). The Company and GENCC are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation."

                  WHEREAS, the Company and GENCC desire that GENCC merge with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "Dela- ware GCL") with the result that the Company shall continue as the surviving corporation and the separate existence of GENCC (except as it may be continued by operation of law) shall cease; and

                  WHEREAS, the Company and GENCC desire that upon the Merger, at the Effective Time (as hereinafter defined) (i) all outstanding shares of Common Stock, $.01 par value, of GENCC ("GENCC Common Stock"), and all outstanding shares of Preferred Stock, $.01 par value, of GENCC ("GENCC Preferred Stock") (excluding any shares of capital stock of GENCC held in the treasury of GENCC) be converted into the right to receive, as to a portion thereof, a cash payment, and as to the balance thereof, units consisting of fully paid and nonassessable shares of Common Stock, $.01 par value, of the Surviving Corporation ("Surviving Corporation Common Stock"), and fully paid and non-assessable shares of Preferred Stock, $.01 par value, of the Surviving Corporation ("Surviving Corporation Preferred Stock"), together with cash in lieu of fractional interests, and (ii) all outstanding shares of Common Stock, $.01 par value, of the Company (the "Company Common Stock") (excluding Dissenting Shares (as hereinafter defined)) be converted into the right to receive, at the election of the holder, either (i) a cash payment or (ii) units (the "Units"), each consisting of (y) one-half of one share of fully paid and nonassessable shares of Surviving Corporation Common Stock and (z) five one-thousandths of a share of fully paid and nonassessable shares of Surviving Corporation Preferred Stock, together with cash in lieu of fractional interests, as hereinafter provided; and

                  WHEREAS, all the outstanding shares of GENCC Common Stock and all outstanding shares of GENCC Preferred Stock are held by Welsh, Carson, Anderson & Stowe V, L.P. and certain of its affiliates (collectively, "WCAS") and certain of such WCAS holders are also holders of shares of Company Common Stock;

                  WHEREAS,  as soon as  practicable  after the date hereof,  the
Company   shall   circulate   a  Proxy   Statement/Offering   Memorandum,   (the
"Proxy/Offering Memorandum"), in which the Company





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shall offer to sell,  pursuant to a Subscription  Agreement  (the  "Subscription
Agreement") to be consummated contemporaneously with the Effective Time, additional Units ("Additional Units") to certain stockholders of the Company who qualify as "accredited investors" (within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act")) (offerees who so subscribe being referred to as the "Participants") which would permit each
Participant  to  maintain  the  same  percentage   ownership  of  the  Surviving
Corporation as it currently has in the Company; and

                  WHEREAS, the respective Boards of Directors of the Company and GENCC have approved the Merger; and

                  WHEREAS, in connection with the Merger, William Blair Leveraged Capital Fund, Limited Partnership, the members of WCAS who hold Company Common Stock and GENCC (as holder of 100% of the outstanding shares of Preferred Stock, $.01 par value, of the Company ("Company Preferred Stock")), have entered into a Merger Consideration Election Agreement (the "Election Agreement"), pursuant to which they have agreed to vote in favor of the Merger and to elect to receive Units in exchange for all the shares of Company Common Stock held by them at the Effective Time.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.011 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement and the Delaware GCL, GENCC shall be merged with and into the Company, the separate existence of GENCC (except as it may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the corporate name of "MedE America Corporation."

                  SECTION 1.012 Effect of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations,


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and all  property,  real,  personal  and mixed,  and all debts due to any of the
Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                  SECTION 1.013 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not been terminated previously, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a properly executed Certificate of Merger (the time of such filing being the "Effective Time").

                  SECTION 1.014 Charter; By-Laws; Directors and Officers. The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Certificate of Incorporation of the Company, as amended by the Certificate of Merger (as hereinafter defined) and in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and as provided by the Delaware GCL. The By-laws of the Surviving Corporation from and after the Effective Time shall be the By-laws of the Company as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with the provisions thereof and the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware GCL. The initial directors and officers of the Surviving Corporation shall be the directors and officers, respectively, of the Company immediately prior to the Effective Time, in each case until their respective successors are duly elected and qualified.

                  SECTION 1.015 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, fran-


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chises, properties or assets of either of the Constituent  Corporations,  or (b)
otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  SECTION 2.021 Conversion of Securities of the Company. By virtue of the Merger and without any action on the part of the holders of the capital stock of the Company, at the Effective Time, all outstanding shares of the capital stock of the Company (other than Dissenting Shares and outstanding shares of Company Preferred Stock (which shall be canceled as provided in paragraph (b) below)) shall be converted into the right to receive either the MedE Stock Consideration or the MedE Cash Consideration (as each such term is hereinafter defined), as follows:

                  (a) Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right to receive either (i) $1.00 in cash, without interest (the "MedE Cash Consideration") or (ii) a Unit consisting of (x) one-half (.5) of one fully paid and nonassessable share of Surviving Corporation Common Stock and (y) five one- thousandths (.005) of one fully paid and nonassessable share of Surviving Corporation Preferred Stock, together with cash in lieu of fractional interests in such shares as provided in
Section 2.05(c) hereof (collectively, the "MedE Stock Consideration"), in each case, as the holder thereof shall have elected, or be deemed to have elected, in accordance with Section 2.04 hereof.

                  (b) Company Preferred Stock. Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired, and no capital stock of the Company, cash or other consideration shall be paid or delivered in exchange therefor.

                  SECTION 2.022 Stock Options, Warrants, Etc. At the Effective Time, the terms and provisions of each outstanding stock option, warrant or other right to purchase Company Common Stock shall continue in full force and effect and the holder

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thereof shall be entitled to receive,  upon the exercise  thereof and subject to such other terms and provisions, a number of shares of Surviving Corporation Common Stock equal to the number of shares of Company Common Stock that would have been issued if such option, warrant or other right had been exercised immediately prior to the Effective Time.

                SECTION 2.023 Conversion of Securities of GENCC.

                  (a)  GENCC  Common  Stock and GENCC  Preferred  Stock.  At the
Effective Time, each unit (a "GENCC Unit") consisting of ten (10) shares of GENCC Common Stock and one (1) share of GENCC Preferred Stock, in each case, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into the right to receive either (x) $200 in cash, without interest (the "GENCC Cash Consideration") or (y) shares of the capital stock of the Surviving Corporation at a rate of 200 Units (the "GENCC Stock Consideration"). GENCC Units shall be converted into the right to receive the GENCC Cash Consideration to the extent only that the Surviving Corporation shall have allocated cash to the payment thereof, and the remain- ing GENCC Units shall be converted into GENCC Stock Consider- ation. The Surviving Corporation shall allocate cash to the payment of GENCC Cash Consideration in respect of GENCC Units in an amount equal to the excess of (i) the aggregate cash proceeds received by the Surviving Corporation as of the Effective Time from the sale of Additional Units pursuant to Subscription Agreements, over (ii) the sum of (a) the total Mede Cash Consid- eration to be paid pursuant to Section 2.01(a)(i) hereof and (b) $5 million. Prior to the Effective Time, the Company shall confirm in writing to each holder of GENCC Units the amount of GENCC Cash Consideration and GENCC Stock Consideration to be received by such holder in the Merger.

                  SECTION 2.024 Election Procedures. (a) Prior to the Effective Time, each holder of shares of Company Common Stock (other than Dissenting Shares, if any) shall elect, in accordance with Section 2.04(b) hereof, to receive in the Merger either the MedE Cash Consideration or the MedE Stock Consideration in exchange for such shares. Shares of Company Common Stock in respect of which the holder does not submit an effective notice of election shall be deemed by the Company to be shares in respect of which the holder has elected to receive the MedE Stock Consideration.

                           (b)  Elections  shall be made by notice  given to the
Company in a form to be provided by the Company for that purpose to holders of Company Common Stock, at the time of mailing to such holders of the Proxy/Offering Memorandum. To be effective, a notice of election must be properly completed as provided in the form of notice included in the Proxy/Offering Memorandum,


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signed and  submitted  to the  Company at the office  designated  on the form of notice so provided, on or before the deadline specified therein, which shall be no less than seven (7) days after the date on which the Proxy/Offering Memorandum is mailed by the Company to stockholders of the Company.

                  SECTION 2.025 Fractional Interests. No certificates representing fractional shares of Surviving Corporation Common Stock or Surviving Corporation Preferred Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of the Surviving Corporation. In lieu of any such fractional interests, each holder of shares of Company Common Stock exchanged pursuant to Section 2.01(a) who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock or Surviving
Corporation Preferred Stock (after taking into account all shares of Company Common Stock then held of record by such holder) shall receive (a) cash (without interest) in an amount equal to the product of such fractional part of a share of Surviving Corporation Common Stock or Surviving Corporation Preferred Stock, as the case may be, multiplied by $1.00 and $100, respectively.

                  SECTION 2.026 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of capital stock of the Company that are outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted such shares in favor of the approval and adoption of this Agreement and who shall have delivered a written demand for appraisal of such shares in the manner provided in Section 262 of the Delaware GCL ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the MedE Cash Consideration or the MedE Stock Consideration, as provided in Section 2.01 of this Agreement, but the holders of such shares shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 262 of the Delaware GCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or (ii) if any holder fails to perfect or loses his appraisal rights as provided in Section 262 of the Delaware GCL, or (iii) if any holder of Dissenting Shares fails to demand payment within the time period provided in Section 262 of the Delaware GCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive MedE Stock Consideration as provided in Section 2.01 of this Agreement.


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                  SECTION  2.027 Surrender  and  Exchange of Shares.  (a) At the
Effective Time, each holder of an outstanding certificate or certificates, which prior thereto represented shares of Company Common Stock, GENCC Common Stock or GENCC Preferred Stock shall surrender the same to the Surviving Corporation, and each such holder shall be entitled upon such surrender to receive in exchange therefor, without cost to it, the amount of MedE Cash Consideration, MedE Stock Consideration, GENCC Cash Consideration or GENCC Stock Consideration, as applicable, into which the shares theretofore represented by the certificate so surrendered shall have been converted as provided in Section 2.01 and 2.03 hereof, and the certificate or certificates so surrendered in exchange for such consideration shall forthwith be canceled by the Surviving Corporation.

                  (b) If a holder of shares of Company Common Stock, GENCC Common Stock or GENCC Preferred Stock has lost the certificate evidencing such shares owned by such holder, then such holder shall submit an affidavit describing the lost certificate, the number of shares evidenced thereby and affirming the loss of that certificate in lieu of surrendering the lost certificate to the Surviving Corporation, which shall deem such lost certificate canceled. Until so surrendered, the outstanding certificates that, prior to the Effective Time, represented shares of the capital stock of the Company or GENCC that shall have been converted as aforesaid shall be deemed for all corporate purposes, except as hereinafter provided, to evidence the ownership of the consideration into which such shares have been so converted.

                  SECTION 2.028 Dissenting Shares After Payment of Fair Value. Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting stockholders of the Company pursuant to the Delaware GCL, shall be canceled.

                  SECTION 2.029 Closing of Stock Transfer Books. At and after the Effective Time there shall be no transfers on the stock transfer books of the Company or GENCC of shares of capital stock of the Company or GENCC that were issued and outstanding immediately prior to the Effective Time.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.031 Representations and Warranties of the Company and GENCC. Each of the Company and GENCC (being hereinafter referred to, collectively, as the "Merger Parties" and, individually, as a "Merger Party") represents and warrants, only as to itself and its subsidiaries to the other Merger Party as follows:


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                  (a)  Organization,  Power,  Etc.  (i) Such  Merger  Party is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified or licensed and is in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of its business, as now being conducted, makes such qualification or licensing necessary (other than any such jurisdictions in which the failure to be so qualified would not, in the aggregate, have a material adverse effect on its business, properties or condition (financial or other)), and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted and to execute, deliver and perform this Agreement.

                  (b) Subsidiaries. Except as set forth in Schedule 3.01(b) hereto, in Part I thereof in the case of the Company and in Part II thereof in the case of GENCC, neither such Merger Party nor any of its subsidiaries owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise. Each subsidiary of such Merger Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted. Each such subsidiary is duly qualified or licensed and is in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of its business as now being conducted makes such qualification or licensing necessary (other than any such jurisdiction in which the failure to be so qualified would not, in the aggregate, have a material adverse effect on the business, properties or condition (financial or other) of such Merger Party and its subsidiaries, taken as a whole). All the outstanding shares of capital stock of such Merger Party's subsidiaries are validly issued, fully paid and nonassessable and are owned by such Merger Party or by a wholly-owned subsidiary of such Merger Party, free and clear of any liens, claims, charges or encumbrances, and there are no irrevocable proxies outstanding with respect to any such shares. For purposes of this Agreement, the term "subsidiary" shall mean any corporation or other business entity a majority of the outstanding voting stock of which is entitled to vote for the election of directors is at the time owned by such Merger Party and/or one or more other subsidiaries.

                  (c) Capitalization. (i) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock,


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$.01 par value, and 11,000 shares of Preferred  Stock,  $.01 par value, of which
20,000,000 shares of such Common Stock and 11,000 shares of such Preferred Stock are issued and outstanding, fully paid and nonassessable and 2,500,000 shares of the Company Common Stock are reserved for issuance under the stock option and restricted stock purchase plan of the Company. After filing the Certificate of Merger with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit A (the "Certificate of Merger"), the authorized capital stock of the Surviving Corporation will consist of 24,000,000 shares of Surviving Corporation Common Stock and 215,000 shares of Surviving Corporation Preferred Stock.

            (ii) The authorized capital stock of GENCC consists of 2,750,000 shares of Common Stock, $.01 par value, and 125,000 shares of Preferred Stock, $.01 par value, of which 1,150,000 shares of such Common Stock and 115,000 shares of such Preferred Stock are issued and outstanding, fully paid and nonassessable.

                  (iii) Schedule I hereto, in Part I thereof in the case of the Company and Part II thereof in the case of GENCC, contains a true and complete list of all the holders of shares of capital stock of such Merger Party and their respective share holdings, and all outstanding options, warrants, calls or other rights to subscribe for or purchase or acquire from such Merger Party, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire (i) any capital stock of such Merger Party or (ii) any securities convertible into or exchangeable for any capital stock of such Merger Party. Except as set forth in said Schedule I, such Merger Party is not contractually obligated to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock or options to acquire such stock and, except for the Election Agreement, there are no agreements among the stockholders of such Merger Party regarding the voting of securities of such Merger Party.

                  (d) Authorization of Agreements, Etc. (i) The execution, delivery and performance by such Merger Party of this Agreement, and the consummation by it of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate action. This Agreement constitutes the legal, valid and binding obligation of such Merger Party, enforceable against such Merger Party in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

             (ii) The issuance and delivery by the Company of the shares of the Surviving Corporation Common Stock and the Surviv-
ing  Corporation  Preferred  Stock  upon the  consummation  of the Merger at the
Effective Time, as contemplated herein, have been duly and effectively authorized by all requisite corporate action, and such shares, when issued and delivered in accordance with this Agreement, will be validly issued and outstanding, fully paid and nonassessable shares of Surviving Corporation Common Stock and Surviving Corporation Preferred Stock, as the case may be. The issuance and delivery of the shares of Surviving Corporation Common Stock and Surviving Corporation Preferred Stock, under the circumstances contemplated by this Agreement, are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person and are exempt from the registration requirements of the Securities Act.

                  (e) Effect of Agreements. The execution and delivery by such Merger Party of this Agreement, and performance by it of its obligations hereunder will not violate, in any material respect, any provision of any statute or regulation, the Certificate of Incorporation or By-laws of such Merger Party or any of its subsidiaries or any order of any court or other agency of government, or any judgment, award or decree or any indenture, agreement or other instrument to which such Merger Party or any of its subsidiaries is a party, or by which such Merger Party or any of its subsidiaries or any of their respective properties or assets is bound, or conflict with in any material respect, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under, any such indenture, or any agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the material properties or assets of such Merger Party and its subsidiaries, taken as a whole.

                  (f)  Financial  Statements.  (i) The Company has  furnished to
GENCC: (A) the unaudited consolidated statement of financial position of the Company and its subsidiaries as of February 28, 1995 and the related statements of operations for the eight months then ended, certified by the principal financial officer of the Company.

                  (ii) GENCC has furnished to the Company: (A) the consolidated statements of the financial position of General Computer Corporation ("GCC") and its subsidiaries for each of the three fiscal years ended May 31, 1992, 1993 and 1994 and the related statements of operations, changes in stockholders' equity and cash flows for the fiscal years then ended, certified by KPMG Peat Marwick, LLP, the independent public accountants then retained by GCC and (B) the unaudited consolidated balance sheet of GCC as of November 30, 1994, and the related unaudited statements of operations, change in stockholders' equity and cash flows for the six months then ended, certified by the principal financial officer of GCC.

                  (iii) All such financial statements of such Merger Party (including any related schedules and/or notes, if any) have been prepared in accordance with generally accepted accounting principles consistently applied and consistent with prior periods, except that such interim statements are subject to year end adjustments (which consist of normal recurring accruals) and do not contain footnote disclosures. Except as set forth in Schedule 3.01(f) hereto, in Part I thereof in the case of the Company and Part II thereof in the case of GCC, each of such statements of financial position of the Company and its subsidiaries or GCC, as the case may be, fairly present in all material respects the financial position of the applicable Merger Party and its subsidiaries as of their respective dates, and such statements of operations, changes in stockholders' equity and cash flows fairly present in all material respects the results of operations of the applicable Merger Party and its subsidiaries for the respective periods then ended, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosure. Except (i) as set forth in the financial statements of such Merger Party and its subsidiaries, (ii) as incurred in the ordinary course of business and consistent with past practice, or (iii) as set forth on said
Schedule 3.01(f), to such Merger Party's knowledge, such Merger Party and its subsidiaries have not incurred any material liabilities or obligations of any kind or nature, whether known or unknown (whether absolute, secured, contingent or otherwise) and whether due or to become due since February 28, 1995, in the case of the Company and its subsidiaries, and since November 30, 1994, in the case of GCC and GENCC.

                  (g) Absence of Certain Changes or Events. Except as otherwise set forth in Schedule 3.01(g) hereto, in Part I thereof in the case of the Company and Part II thereof in the case of GENCC, since February 28, 1995, in the case of the Company and its subsidiaries, and since November 30, 1994, in the case of GCC and GENCC, neither such Merger Party nor any of its subsidiaries has:

                  (i) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which, individually or in the aggregate, is materially adverse, and except in connection with this Agreement and the transactions contemplated hereby;

             (ii) discharged or satisfied any lien, security interest, charge or other encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

            (iii) mortgaged, pledged or subjected to any lien, security interest, charge or other encumbrance any of its assets or properties with a value in excess of $100,000 (other than mechanic's, materialman's and similar statutory liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

             (iv) transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

                  (v) authorized, declared or paid any dividend or made any other distribution on or in respect of any class of its capital stock or established a record date for any of the foregoing;

             (vi) canceled or compromised any debt or claim greater than $100,000 individually, other than in the ordinary course of business consistent with past practice;

            (vii) waived or released any rights of material value;

           (viii) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, servicemarks or copyrights or with respect to any know-how other than in the ordinary course of business consistent with past practice;

             (ix) made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee of such Merger Party or any of its subsidiaries or affiliates;

                  (x) entered into any transaction, contract or commitment that, individually or in the aggregate, are material, except (A) contracts listed, or which pursuant to the terms hereof are not required to be listed, on Schedule 3.01(i) hereto, (B) this Agreement and the transactions contemplated hereby and (C) as permitted by Section 4.01 hereof;

                  (xi) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insur-

         ance) which affects in any material respect its ability to conduct its business; or

                  (xii) suffered any material adverse change in its business, operations or condition (financial or other).

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.01 Certain Covenants. During the period from the date of this Agreement to the Effective Time, each Merger Party will conduct its business and operations in the ordinary course consistent with past practice and use its reasonable efforts to preserve its relationships with business partners, suppliers, employees and customers. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement, each of the parties hereto agrees that, from and after the date of this Agreement and until the Effective Time, without the prior written consent of the other party hereto, it will not, nor will it permit any of its Subsidiaries to, do any of the acts or things of the kind described in Section 3.01(g) above.

                  SECTION 4.02 Proxy/Offering Memorandum. (a) As soon as reasonably practicable following the execution and delivery of this Agreement, the Company shall prepare the Proxy/Offering Memorandum with respect to the Subscription Agreement and the Merger and the shares of Surviving Corporation Common Stock and Surviving Corporation Preferred Stock to be issued pursuant to the Subscription Agreement and in the Merger. GENCC shall cooperate fully with the Company in the preparation of the Proxy/Offering Memorandum and any amendments and supplements thereto. The Proxy/Offering Memorandum shall not be distributed and no amendment or supplement thereto shall be made by the Company, without the prior consent of GENCC and its counsel.

                  (b) As soon as reasonably practical following the execution and delivery of this Agreement, GENCC shall solicit the written consent of its stockholders to approve and adopt this Agreement and the Merger and for such other purposes as many be necessary and desirable.

                  SECTION 4.03 Other Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and submissions of information requested by governmental authorities.

                  SECTION 4.044 Notification of Certain Matters. Each party shall give prompt notice to the other party hereto of (i) the occurrence, or failure to occur, of any event which such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time and
(ii) any failure of such party, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

                  SECTION 4.045 Consents. Each party will use its reasonable efforts to obtain the written consents of all persons and governmental authorities required to be obtained by such party and necessary to the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO THE MERGER

                  SECTION 5.051 Conditions Precedent to the Merger Relating to the Company. The obligations of the Company to effect the Merger are subject to the satisfaction (or, at its option, the waiver (except that the conditions contained in paragraphs d, e, f, g, and h may not be waived) at or prior to the Effective Time of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of GENCC contained in this Agreement or in any certificate or document delivered to the Company pursuant hereto shall be true and correct on and as of the Effective Time as though made at and as of that date, and GENCC shall have delivered to the Company a certificate to that effect.

                  (b) Compliance with Covenants. GENCC shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Effective Time, and GENCC shall have delivered to the Company a certificate to that effect.

                  (c) All Proceedings to Be Satisfactory. All proceedings to be taken by GENCC in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  (d) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby or which would, if adversely decided, have a material adverse affect on the business, properties or condition (financial or other) or prospects of GENCC and its subsidiaries.

                  (e) Consents. The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired and the other consents and actions set forth in Schedule 5.01(e) hereto shall have been obtained or consummated, as the case may be.

                  (f) Stockholder Approval.  This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company and GENCC in accordance with the Delaware GCL and their respective Certificates of Incorporation and By-laws.

                  (g) Subscription Agreement. The Subscription Agreement shall have been executed and delivered by the parties thereto and each of the parties thereto shall have consummated the transactions contemplated thereby.

                  (h) The Certificate of Merger. Certificate of Merger shall have been filed with the Secretary of State of Delaware.

                  (i) Supporting Documents. On or prior to the Effective Time, the Company and its counsel shall have received copies of the following supporting documents:

                  (i) (1) copies of the Certificate of Incorporation of GENCC and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, and (2) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of GENCC and listing all documents of GENCC on file with said Secretary, and (3) confirmation from said Secretary as of the close of business on the next business day preceding the Effective Time as to the continued good standing of GENCC and to the effect that no amendment to its Certificate of Incorporation has been filed since the date of the certificate referred to in clause (2) above; and

             (ii) a certificate  of the  Secretary or an Assistant  Secretary of
         GENCC dated the Effective Time and certifying: (1) that attached thereto is a true and complete copy of the By-laws of GENCC as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors and the stockholders of GENCC authorizing the execution, delivery and performance of this Agreement and the Merger and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Incorporation of GENCC has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of GENCC executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of GENCC as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

                  All such documents shall be satisfactory in form and substance to the Company and its counsel.

                  SECTION 5.02 Conditions Precedent to the Merger Relating to GENCC. The obligation of GENCC to effect the Merger is subject to the satisfaction (or, at its option, the waiver (except that the conditions contained in paragraphs d, e, f, g, and h may not be waived) at or prior to the Effective Time of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement or in any certificate or document delivered to GENCC pursuant hereto shall be true and correct on and as of the Effective Time as though made at and as of that date, and the Company shall have delivered to GENCC a certificate to such effect.

                  (b) Compliance with Covenants. the Company shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Effective Time, and the Company shall have delivered to GENCC a certificate to that effect.

                  (c) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to GENCC and its counsel, and GENCC and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (d) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby or which would, if adversely decided, have a material adverse affect on the business, properties or condition (financial or other) or prospects of the Company and its subsidiaries.

                  (e) Consents. The applicable waiting period under the HSR Act shall have expired and the other consents and actions set forth in Schedule 5.02(e) hereto shall have been obtained or consummated as the case may be.

                  (f) Stockholder Approval. This Agreement and Merger shall have been approved and adopted by the stockholders of the Company and GENCC in accordance with the Delaware GCL and their respective Certificates of Incorporation and By-laws.

                  (g) The Certificate of Merger. The Certificate of Merger shall have been filed with the Secretary of State of Dela- ware.

                  (h) Subscription Agreement. The Subscription Agreement shall have been executed and delivered by the parties thereto and each of the parties thereto shall have consummated the transactions contemplated thereby.

                  (i) Supporting Documents. On or prior to the Effective Time, GENCC and its counsel shall have received copies of the following supporting documents:

                  (i) (1) copies of the Certificate of Incorporation of the Company and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Dela- ware, (2) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary, and (3) confirmation from said Secretary as of the close of business on the next business day preceding the Effective Time as to the continued due incorporation and good standing of the Company and to the effect that no amendment to its Certificate of Incorporation has been filed since the date of the certificate referred to in clause (2) above (other than the Certificate of Merger); and

             (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Effective Time and certifying: (1) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of

         Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above (other than the Certificate of Merger); and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

                  All such documents shall be satisfactory in form and substance to GENCC and its counsel.

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

                  SECTION 6.01 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company and
GENCC:

                  (a) By mutual action of the Boards of Directors of the Company and GENCC;

                  (b) By the  Company,  if the  conditions  set forth in Section
5.01 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by GENCC on or before June 30, 1995; or

                  (c) By GENCC, if the conditions set forth in Section 5.02 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company on or before June 30, 1995.

                  SECTION 6.02 Effect of Termination. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to
Section 6.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its stockholders or directors or officers in respect thereof, and each party shall be responsible for its own expenses, except that nothing herein shall relieve any party from liability for any willful breach hereof.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01 Expenses, Etc. Unless the transactions contemplated by this Agreement are consummated, neither of the parties hereto shall have any obligation to pay any of the fees and expenses of the other party incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, investment bankers and other experts. At the Effective Time, the Surviving Corporation shall become obligated to pay all such fees and expenses incurred by each of the Constituent Corporations.

                  SECTION 7.02 Publicity. The parties hereto agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. Each party shall furnish to the other drafts of all such press releases or announcements prior to their release. Nothing contained herein shall prevent any party from at any time furnishing any information required by any government authority.

                  SECTION 7.03 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 7.04 Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered or mailed by registered or certified mail, postage prepaid, as follows:

                  If to the Company, to:

                           MedE America Corporation
                           333 Ovington Boulevard
                           Mitchel Field,
                           New York  11553

                           Attention:  President

                  with a copy to:

                           Reboul, MacMurray, Hewitt,
                             Maynard & Kristol

                           45 Rockefeller Plaza
                           New York, New York  10111

                           Attention:  Robert A. Schwed, Esq.

                  If to GENCC, to:

                           GENCC Holdings Corporation
                           c/o Welsh, Carson, Anderson & Stowe
                           One World Financial Center
                           200 Liberty Street
                           New York, New York  10281

                           Attention:  President

                  with a copy to:

                           Reboul, MacMurray, Hewitt,
                             Maynard & Kristol

                           45 Rockefeller Plaza
                           New York, New York  10111

                           Attention:  Robert A. Schwed, Esq.

or such other address or addresses as either party hereto shall have designated by notice in writing to the other party hereto.

                  SECTION 7.05 Waivers. Either party hereto may, by written notice to the other party hereto, (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement;
(ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  SECTION 7.06 Amendments, Supplements, Etc. (a) Subject as set forth in paragraph (b) below, at any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by both parties.

                  (b) This Agreement may be varied or amended at any time before or after the approval and adoption of this Agreement by the stockholders of the Company and GENCC by action of the respective Boards of Directors of the Company and GENCC, without action by the stockholders thereof, provided that after approval and adoption of this Agreement by the stockholders of the Company or GENCC, no such variance or amendment shall, without consent of such stockholders, reduce the consideration that the holders of shares of the capital stock of either of the Constituent Corporations shall be entitled to receive upon the Effective Time pursuant to Section 2.01 and Section 2.03 hereof.

                  SECTION 7.07 Entire Agreement. This Agreement, its Exhibits and Schedules, and the documents executed at the Effective Time in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement or such other documents, and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein. The representations and warranties contained in this Agreement shall not survive after the Effective Time.

                  SECTION 7.08 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 7.09 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 7.10 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by either party hereto without the prior written consent of the other party hereto.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                                     MEDE AMERICA CORPORATION



                                                     By
                                                       -------------------------

ATTEST:



---------------------


                                                     GENCC HOLDINGS CORPORATION



                                                     By
                                                       -------------------------

ATTEST:



---------------------

                                   SCHEDULE I

                                     Part I
                                     ------

                           Stockholders of the Company
                           ---------------------------

                                   SCHEDULE I

                                     Part II
                                     -------

                              Stockholders of GENCC
                              ---------------------

                              Shares of                   Shares of
                              GENCC Pre-                  Common
Stockholder                   ferred Stock                Stock
-----------                   ------------                -----

Welsh, Carson, Anderson         109,315                  1,093,150
& Stowe V, L.P.

WCAS Information                  2,000                     20,000
Partners

Patrick J. Welsh                    500                      5,000

Russell L. Carson                   500                      5,000

Bruce K. Anderson                   750                      7,500

Richard H. Stowe                     75                        750

Delaware Charter Trust               75                        750
Co. Trustee For Richard
H. Stowe

Andrew M. Paul                      350                      3,500

Thomas E. McInerney                 750                      7,500

Laura VanBuren                       10                        100

James B. Hoover                     125                      1,250

Robert H. Minicucci                 400                      4,000

Anthony J. deNicola                 150                      1,500
                                -------                  ---------

Total                           115,000                  1,150,000
                                =======                  =========

                                SCHEDULE 3.01(b)

                                     Part I
                           Subsidiaries of the Company

MedE America, Inc.
Medical Processing Center, Inc.
Wellmark Incorporated

                                     Part II
                              Subsidiaries of GENCC

General Computer Corporation
Mavis Industries, Inc.
GCC Cognitive Service Network, Inc.

                                SCHEDULE 5.01(e)

                        Consents to be Obtained by GENCC

                                      None


                                SCHEDULE 5.02(e)

                     Consents to be Obtained by the Company

                                      None

                              CERTIFICATE OF MERGER

                                       OF

                           GENCC HOLDINGS CORPORATION

                                  WITH AND INTO

                            MEDE AMERICA CORPORATION


                  MEDE  AMERICA  CORPORATION   ("MedE"),   organized  under  and
existing by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify as follows:

                  FIRST: The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") are as follows:

         Name                                         State of Incorporation
         ----                                         ----------------------

ENCC Holdings Corporation                                    Delaware
MedE America Corporation                                     Delaware

                  SECOND: An Agreement and Plan of Merger dated as of May , 1995 (the "Merger Agreement"), between MedE and GENCC Holdings Corporation ("GENCC"), providing for the merger of GENCC with and into MedE (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the DGCL.

                  THIRD: The name of the surviving corporation is MedE America Corporation (the "Surviving Corpor-tion").

                  FOURTH: The following amendments to the Certificate of Incorporation of the Surviving Corporation shall be effected by the Merger and the capital of the Surviving Corporation will not be decreased on account of such amendments:

                    Article FOURTH of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:

                  'FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,240,000 shares, consisting of 240,000 shares of Preferred Stock, $.01 par value ("Preferred Stock") and 30,000,000 shares of Common Stock, $.01 par value ("Common Stock").

                  All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

                  The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the
         Corporation:

                                       I.

                                 PREFERRED STOCK

                  1. Cumulative Dividends. (i) The holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for such purpose, cash dividends at the rate of $10.00 per share per annum, and no more. In the event such dividends are declared, the dividend payment dates with respect thereto shall be the immediately succeeding September 30.

                  (ii) In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Common Stock, other than a dividend or distribution payable in shares of Common Stock, nor, without the written consent of the holders of 66 2/3% of the outstanding Preferred Stock, shall any shares of Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless in each instance cumulative dividends accrued and unpaid on all outstanding shares of the Preferred Stock for all past dividend periods shall have been paid in full.

                  2.       Redemption.

         2A. Mandatory Redemptions.

         (i) The Preferred Stock shall be redeemed in full in two equal installments on September 30, of each of 2001 and 2002, at the Redemption Price (as defined below).

         (ii) Upon the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Corporation's Common Stock pursuant to which the Corporation receives aggregate net proceeds of at least $15 million (after underwriters', brokers' and dealers' fees and commissions and underwriters' discounts and any other offering expenses required to be disclosed in Part II of the applicable registration statement) (a "Qualified Public Offering"), the Corporation shall redeem all then outstanding shares of Preferred Stock at the Redemption Price.

         2B. Optional Redemptions. The Preferred Stock may be redeemed in whole at any time or in part from time to time, at the option of the Corporation, at the Redemption Price.

         2C. Redemption Date; Redemption Price. Any date on which the Corporation elects or is required to redeem Preferred Stock under this paragraph 2 shall be referred to as a "Redemption Date." The per share "Redemption Price" of the Preferred Stock to be redeemed on a Redemption Date shall be the sum of (x) $100.00 per share, plus (y) any accrued but unpaid dividends thereon to the date of such redemption.

         2D. Notice of Redemption. Not less than 30 days before any Redemption Date, written notice shall be given by mail, postage prepaid to the holders of record of the Preferred Stock to be redeemed, addressed to each such stockholder at his or its post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the subparagraph or subparagraphs of this paragraph 2 pursuant to which such redemption shall be made, the Redemption Price and the place at which and the date, which date shall not be a day on which banks in the City of New York are required or authorized to close, on which the shares of Preferred Stock will be redeemed. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, such shares shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive the Redemption Price for such shares, without interest.

         2E. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock accordingly.

         2F. Shares to be Redeemed, Purchased or Retired. In case of the redemption, purchase or retirement, for any reason, of only a part of the outstanding shares of the Preferred Stock on a Redemption Date, all shares of Preferred Stock to be redeemed, purchased or retired shall be selected pro rata, and there shall be so redeemed, purchased or retired from each registered holder in whole shares, as nearly as practicable to the nearest share, the proportion of all the shares to be redeemed, purchased or retired which the number of shares held of record by such holder bears to the total number of shares of Preferred Stock at the time outstanding.

                  3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or the sale of all or substantially all the assets of the Corporation (each such event being referred to as a "Liquidation"), a holder of the shares of Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to receive out of the assets of the Corporation (x) $100.00 per share, plus (y) any accrued but unpaid dividends thereon to the date of such redemption, for each share of Preferred Stock held by such holder. If upon such Liquidation, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to the holders of Preferred Stock of that amount distributable as aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Preferred Stock. Upon any such Liquidation, after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the holders of the Common Stock will share the remaining net assets of the Corporation. Written notice of such Liquidation, stating a payment date, the aggregate amount of the payments to which such holder of Preferred Stock is entitled and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each stockholder at its post office address as shown by the records of the Corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the reduction of the capital stock of the Corporation, shall be deemed to be a Liquidation.

                  4. Voting Rights. Except as otherwise provided by law or this Certificate of Incorporation, the holders of Preferred Stock shall not be entitled to vote on matters presented to the stockholders of the Corporation.

                  5. Restrictions. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of 66 2/3% of the outstanding Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of Preferred Stock shall vote together as a class:

                           (i) The Corporation  will not create or authorize the
                  creation of any additional class of shares unless the same ranks junior to the Preferred Stock both as to dividends and as to the distribution of assets on Liquidation, or increase the authorized amount of the Preferred Stock, or increase the authorized amount of any additional class of shares unless the same ranks junior to the Preferred Stock both as to dividends and as to the distribution of assets on Liquidation, or create or authorize any obligations or securities convertible into or exchangeable for shares of Preferred Stock or into shares of any other class unless the same ranks junior to the Preferred Stock both as to dividends and as to the distribution of
                  assets  on   Liquidation,   whether   any  such   creation  or
                  authorization or increase shall be by means of amendment of the Certificate of Incorporation, merger, consolidation, recapitalization or otherwise.

                      (ii) The Corporation  will not amend,  alter or repeal the
                  Corporation's Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to Section 151(g) of the Delaware General Corporation Law containing any provision, in either case which affects the respective preferences, voting power, qualifications, special or relative rights or privileges of the Preferred Stock or the Common Stock or which in any manner adversely affects the Preferred Stock or the Common Stock or the holders thereof.

                                       II.

                                  COMMON STOCK

                  All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges:

                  1.       Dividends

                  When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

                  2.       Voting Rights

                  Each holder of Common Stock shall be entitled to one vote per share.'

                  FIFTH: Effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common Stock, $.01 par value, of MedE issued and outstanding at the Effective Time shall be reclassified into a unit consisting of (i) .5 shares of Common Stock and (ii) .005 shares of Preferred Stock and all shares of Preferred Stock, $.01 par value, of MedE shall be canceled. Pursuant to Section 155 of the DGCL, the Board of Directors has determined that no fractional shares of Common Stock will be issued in connection with the reclassification described above, and that in lieu of the issuance of any fractional shares, the Surviving Corporation shall pay, in cash, to those entitled thereto the fair value of fractional interests as of the time when those entitled to receive such fractions are determined.

                  SIXTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 333 Ovington Boulevard, Suite 702, Mitchel Field, New York 11553.

                  SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stock-

holder of either of the Constituent Corporations.

                  EIGHTH: The effective date of the Merger shall be , 1995.

                  IN WITNESS WHEREOF, MedE America Corporation has caused this Certificate of Merger to be executed as of this day of , 1995.

                                                  MEDE AMERICA CORPORATION

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                            CERTIFICATE OF AMENDMENT

                                       to

                          CERTIFICATE OF INCORPORATION

                                       of

                            MEDE AMERICA CORPORATION

                  MEDE AMERICA CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST:  that the  following  resolutions  were duly adopted by unanimous written consent of the Board of Directors of the Corporation, setting forth proposed amendments to the Certificate of Incorporation of the Corporation; determining that the capital of the Corporation will not be decreased on account of such amendments; and declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for its approval. The resolutions are as follows:

                  "RESOLVED, that there is hereby adopted an amendment to the Corporation's Certificate of Incorporation pursuant to which the authorized capital stock of the Corporation shall be changed from
         24,215,000 shares, consisting of 215,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"), and 24,000,000 shares of Common Stock, $.01 par value ("Common Stock"), to 29,250,000 shares, consisting of 250,000 shares of Preferred Stock and 29,000,000 shares of Common Stock and, in connection with such changes, the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

                  'FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 29,250,000 shares, consisting of 250,000 shares of Preferred Stock, $.01 par value ("Preferred Stock") and 29,000,000 shares of Common Stock, $.01 par value ("Common Stock").'

                  "RESOLVED that the Board of Directors determines that the capital of the Corporation will not be decreased on account of the foregoing amendment, declares the foregoing amendment to the Corporation's Certificate of Incorporation to be advisable and directs that the amendment be submitted to the stockholders of the Corporation for their approval pursuant to
         Section  242(b)  of  the  General  Corporation  Law  of  the  State  of
         Delaware."

                  SECOND: that the Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized by the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

                  THIRD: that the capital of the Corporation will not be reduced under, or by reason of, the foregoing amendment to the Certificate of Incorporation of the Corporation.

                  IN WITNESS WHEREOF, MEDE AMERICA CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by
its              ,  who hereby  acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, this day of , 1995.

                                               MEDE AMERICA CORPORATION



                                               By:
                                                  ------------------------------
                                                     Name:
                                                     Title: